Jody M. Walker
        7841 South Garfield Way
       Littleton, Colorado 80122
       Telephone (303) 850-7637
        Facsimile (303) 220-9902

September 10, 2002

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL
TO USE OF NAME IN THE REGISTRATION STATEMENT ON
FORM SB-2 OF POWER SAVE INTERNATIONAL, INC. AND ANY
AMENDMENTS.

I am securities counsel for the above mentioned
Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the Registration Statement on Form
SB-2 and any amendments for Power Save
International, Inc.

It is my opinion that the securities of Power Save
International, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 Registration Statement of
Power Save International, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


Yours very truly,



/s/Jody M. Walker
-----------------

Jody M. Walker